Exhibit 99.2

AAM Announces Combination with Dowlais for $1.44 Billion in Cash and Stock

Creates leading global driveline and metal forming supplier with comprehensive product portfolio and diversified customer base

Combination will have expanded and balanced geographic presence across multiple automotive segments supporting ICE, Hybrid and Electric powertrains; expected to generate annual revenues of approximately $12 billion on a non-adjusted combined basis

Expected to deliver approximately $300 million annual run rate cost synergies and high earnings accretion in the first full year following the close of the transaction

Strengthened cash flow profile and balance sheet to accelerate deleveraging and shareholder value creation

DETROIT, MI, January 29, 2025 – American Axle & Manufacturing (AAM), (NYSE: AXL) is pleased to announce that it has reached an agreement with the board of the Dowlais Group plc (Dowlais), (LON: DWL) on the terms of a recommended cash and share offer to be made by AAM for the entire issued and to be issued ordinary share capital of Dowlais (the “Combination”) for approximately $1.44 billion in cash and AAM shares.

With a combined portfolio of products essential in the manufacturing of internal combustion engine (ICE), hybrid and electric vehicles (EV), coupled with an enhanced cost structure, the combined company will be well-positioned to serve a diverse customer base spanning multiple geographies and support changing propulsion trends as the industry continues to evolve.

Under the terms of the agreement, Dowlais shareholders will be entitled to receive for each share of Dowlais’ common stock: 0.0863 shares of new AAM common stock, 42 pence per share in cash and up to a 2.8 pence of Dowlais FY24 final dividend prior to closing. Upon closing of the transaction, it is expected that AAM shareholders will own approximately 51% of the combined group and Dowlais shareholders will own approximately 49%.

Based on AAM’s closing share price and the Sterling to Dollar exchange rate on January 28, 2025, the terms of the Combination (including the FY24 final dividend) represent a total implied value of 85.2 pence per Dowlais share and value the entire issued and to be issued ordinary share capital of Dowlais at approximately £1.16 billion on a fully diluted basis. This represents a 25 percent current premium to Dowlais’ January 28, 2025 closing share price and a 45 percent premium to the volume-weighted average share price of Dowlais for the three-month period ended January 28, 2025.

“This announcement marks another key milestone in our continued long-term strategic growth plan,” said David C. Dauch, AAM’s Chairman and Chief Executive Officer. “We are excited to bring together these two outstanding companies to create a leading driveline and metal-forming supplier serving the global automotive industry as it continues to evolve. The combination will create significant immediate and long-term shareholder value while helping to power a more sustainable future. Together with Dowlais, we will have the powertrain-agnostic product portfolio, global reach, commitment to innovation and financial strength to meet the needs of customers and succeed in a dynamic market environment.”

Simon Mackenzie Smith, Dowlais’ Chair, commented, “The Dowlais Board is unanimous in its view that the proposed combination with AAM offers a compelling opportunity to unlock value for our shareholders. The strategic rationale for the combination is clear: together, we create a global leader with enhanced financial strength, broader diversification and a market-leading product portfolio that spans traditional and electrified powertrain solutions. Importantly, our shareholders will benefit not only from an immediate premium, but also from the significant synergies that this combination will deliver. Whilst the Dowlais Board remain confident in our stand-alone strategy, this transaction creates significant shareholder value while ensuring that our outstanding businesses continue to shape the future of mobility.”

Liam Butterworth, Dowlais’ Chief Executive Officer, added, “Today’s announcement marks a significant opportunity to build on the success of Dowlais Group. The combination of the two companies accelerates the execution of our strategy by leveraging our combined scale, resources, capabilities, and outstanding management teams. Our product portfolios and technological expertise are highly complementary, positioning us to better serve our customers and exceed their expectations. This transaction also combines our respective strengths in innovation, technology, and talent, creating a solid foundation for delivering long-term value to our shareholders. Our shared vision is to be a leading supplier of power-agnostic products as the world transitions to electrified mobility while maintaining operational excellence and driving sustainable growth, improved margins, and stronger cash flow generation. Together, we will unlock significant synergies, accelerate innovation, and position the combined group for long-term success in a dynamic industry. I am incredibly proud of what our team has achieved and excited about the opportunities that lie ahead for the combined group.”

Compelling Strategic Rationale

There are strategic reasons that make this combination very compelling, these include:

•	Creates a leading global driveline and metal-forming supplier with significant size and scale

•	Comprehensive powertrain-agnostic product portfolio with leading technology

•	Diversified customer base with expanded and balanced geographic presence

•	Compelling industrial logic with approximately $300 million synergies

•	High margins with strong earnings accretion, cash flow and balance sheet

Strong Financial Profile and Balance Sheet

On a 2023 non-adjusted basis, the combined company generated approximately $12 billion in annual revenue. AAM expects the transaction to have high earnings accretion in the first full year following the close of the transaction. The cash portion of the consideration will be funded through a combination of cash on hand and debt. The transaction is expected to be approximately net leverage neutral at closing (before synergies). The combined company’s improved financial profile and free cash flow generation are expected to support investment in future growth initiatives and accelerate leverage reduction in the near term, while targeting a more balanced capital allocation policy below 2.5x net leverage.

Governance and Leadership

The transaction has been unanimously approved by the boards of directors of AAM and Dowlais. Following the close of the transaction, the combined company will be headquartered in Detroit, MI and will be led by David C. Dauch, AAM’s Chairman and CEO.

Effective as of the closing of this transaction, two independent directors of Dowlais, Simon Mackenzie Smith and Fiona MacAulay, are expected to join the board of the combined group.

In addition, four Dowlais executives will be invited to join the AAM executive leadership team.

Transaction Structure

The combination is expected to be effected by means of a Court-sanctioned scheme of arrangement between Dowlais and its shareholders under Part 26 of the Companies Act 2006, although AAM reserves the right to elect to implement the combination by way of a takeover offer (as defined in Chapter 3 of Part 28 of the Companies Act 2006). The transaction is anticipated to close by the end of 2025, subject to approval by both sets of shareholders, regulatory approvals and satisfaction of customary closing conditions. Committed financing is in place to support the transaction.

Upon completion, AAM will continue to trade on the New York Stock Exchange under the ticker symbol “AXL” and the new AAM shares will be authorized for primary listing on the New York Stock Exchange subject to official notice of issuance. Applications will be made to the London Stock Exchange to cancel trading in Dowlais shares on the Main Market of the London Stock Exchange, and to the UK Listing Authority to cancel the listing of Dowlais shares on the Official List, in each case with effect from or shortly following the effective date.

The UK Takeover Code Rule 2.7 Announcement, a copy of this press release and further information can be found at the dedicated transaction microsite, www.aam.com/investors/offer-for-Dowlais-Group-plc.

Preliminary Full Year 2024 Financials

AAM provided preliminary unaudited full year 2024 estimated results:

•	AAM is estimating sales in the range of $6.10 - $6.15 billion.
•	AAM is estimating Adjusted EBITDA in the range of $740 - $750 million.
•	AAM is estimating Adjusted free cash flow in the range of $220 - $230 million.

The foregoing estimated financial results for the fiscal year ended December 31, 2024 are preliminary, unaudited and represent the most recent current information available to AAM and its management. AAM's actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures and final adjustments.

Conference Call Information

AAM will conduct a conference call and webcast at 8:00 a.m. ET on Wednesday, January 29, 2025 to discuss the proposed transaction. Interested participants may listen to the live conference call by logging onto AAM’s investor website at investor.aam.com or by calling +1 (877) 883-0383 from the United States or +1 (412) 902-6506 from outside the United States. When prompted, callers should enter conference reservation number 1760312.

A replay will be available one hour after the call is complete until February 5 by dialing +1 (877)-344-7529 from the United States or +1 (412)-317-0088 from outside the United States. When prompted, callers should enter conference reservation number 6265092. A written transcript of the call will be posted on the AAM’s investor website and the briefing audio will be archived on AAM’s investor website for one year.

The investor presentation slides related to this transaction and to be referenced during the call can be found on AAM’s investor website at www.aam.com/investors/offer-for-Dowlais-Group-plc prior to the conference call.

Advisors

J.P. Morgan is acting as exclusive financial advisor to AAM and is providing committed debt financing for the transaction, with Allen Overy Shearman Sterling LLP acting as legal advisor. Barclays Bank plc and Rothschild & Co are acting as financial advisors to Dowlais, with Slaughter and May acting as legal advisor.

About AAM

As a leading global Tier 1 Automotive and Mobility Supplier, AAM designs, engineers and manufactures Driveline and Metal Forming technologies to support electric, hybrid and internal combustion vehicles. Headquartered in Detroit with over 75 facilities in 16 countries, AAM is bringing the future faster for a safer and more sustainable tomorrow. To learn more, visit aam.com.

About Dowlais

Dowlais is a portfolio of market-leading, high-technology engineering businesses that advance the world’s transition to sustainable vehicles. Dowlais’ businesses comprise GKN Automotive and GKN Powder Metallurgy with over 70 manufacturing facilities in 19 countries across the world, Dowlais is an automotive technology leader delivering precisely engineered products and solutions that drive transformation in our world. Dowlais has LEI number 213800XM8WOFLY6VPC92. For more information visit www.dowlais.com

Forward Looking Statements

This press release contains statements concerning AAM’s and Dowlais’ expectations, beliefs, plans, objectives, goals, strategies, and future events or performance, including, but not limited to, certain statements related to (i) the ability of AAM and Dowlais to consummate the Combination in a timely manner or at all; (ii) the satisfaction (or waiver) of conditions to the consummation of the Combination; (iii) future capital expenditures, expenses, revenues, economic performance, synergies, financial conditions, market growth, dividend policy, losses and future prospects; and (iv) management strategies and the expansion and growth of AAM’s and the combined company’s operations. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect AAM’s future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” “target,” and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or AAM’s and Dowlais’ management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences with respect to AAM include, but are not limited to: global economic conditions, including the impact of inflation, recession or recessionary concerns, or slower growth in the markets in which AAM operates; reduced purchases of AAM’s products by General Motors Company (GM), Stellantis N.V. (Stellantis), Ford Motor Company (Ford) or other customers; AAM’s ability to respond to changes in technology, increased competition or pricing pressures; AAM’s ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; AAM’s ability to attract new customers and programs for new products; reduced demand for AAM’s customers’ products (particularly light trucks and sport utility vehicles (SUVs) produced by GM, Stellantis and Ford); risks inherent in the AAM’s global operations (including tariffs and the potential consequences thereof to AAM, AAM’s suppliers, and AAM’s customers and their suppliers, adverse changes in trade agreements, such as the United States-Mexico-Canada Agreement (USMCA), compliance with customs and trade regulations, immigration policies, political stability or geopolitical conflicts, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); supply shortages and the availability of natural gas or other fuel and utility sources in certain regions, labor shortages, including increased labor costs, or price increases in raw material and/or freight, utilities or other operating supplies for AAM or AAM’s customers as a result of pandemic or epidemic illness, geopolitical conflicts, natural disasters or otherwise; a significant disruption in operations at one or more of AAM’s key manufacturing facilities; risks inherent in transitioning AAM’s business from internal combustion engine vehicle products to hybrid and electric vehicle products; AAM’s ability to realize the expected revenues from AAM’s new and incremental business backlog; negative or unexpected tax consequences, including those resulting from tax litigation; risks related to a failure of AAM’s information technology systems and networks, including cloud-based applications, and risks associated with current and emerging technology threats, and damage from computer viruses, unauthorized access, cyber attacks, including increasingly sophisticated cyber attacks incorporating use of artificial intelligence, and other similar disruptions; AAM’s suppliers’, AAM’s customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid or minimize work stoppages; cost or availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as AAM’s ability to comply with financial covenants; AAM’s customers’ and suppliers’ availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; an impairment of AAM’s goodwill, other intangible assets, or long-lived assets if AAM’s business or market conditions indicate that the carrying values of those assets exceed their fair values; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which AAM is or may become a party, or the impact of product recall or field actions on AAM’s customers; AAM’s ability or AAM’s customers’ and suppliers’ ability to successfully launch new product programs on a timely basis; risks of environmental issues, including impacts of climate-related events, that could result in unforeseen issues or costs at AAM’s facilities, or risks of noncompliance with environmental laws and regulations, including reputational damage; AAM’s ability to maintain satisfactory labor relations and avoid work stoppages; AAM’s ability to consummate strategic initiatives and successfully integrate acquisitions and joint ventures; AAM’s ability to achieve the level of cost reductions required to sustain global cost competitiveness or AAM’s ability to recover certain cost increases from AAM’s customers; price volatility in, or reduced availability of, fuel; AAM’s ability to protect AAM’s intellectual property and successfully defend against assertions made against AAM; adverse changes in laws, government regulations or market conditions affecting AAM’s products or AAM’s customers’ products; AAM’s ability or AAM’s customers’ and suppliers’ ability to comply with regulatory requirements and the potential costs of such compliance; changes in liabilities arising from pension and other postretirement benefit obligations; AAM’s ability to attract and retain qualified personnel in key positions and functions; and other unanticipated events and conditions that may hinder AAM’s ability to compete. It is not possible to foresee or identify all such factors and AAM makes no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

Additional information for U.S. investors in Dowlais

The Combination relates to an offer for the shares of an English company and is proposed to be implemented by means of a scheme of arrangement provided for under English company law. The Combination, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the related proxy solicitation rules under the U.S. Securities Exchange Act of 1934, as amended. Accordingly, the Combination is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in the UK listed on the London Stock Exchange, which differ from the disclosure requirements of the U.S. tender offer and related proxy solicitation rules. If, in the future, AAM exercises its right to elect to implement the Combination by way of a takeover offer (as defined in the UK Companies Act 2006) and determines to extend such takeover offer into the U.S., the takeover offer will be made in compliance with applicable U.S. laws and regulations.

AAM’s shares of common stock to be issued pursuant to the Combination have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold by AAM in the U.S. absent registration or an applicable exemption from the registration requirements of the Securities Act. AAM’s shares of common stock to be issued pursuant to the Combination will be issued pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act. If, in the future, AAM exercises its right to elect to implement the Combination by way of a takeover offer (as defined in the UK Companies Act 2006) or otherwise determines to conduct the Combination in a manner that is not exempt from the registration requirements of the Securities Act, it will file a registration statement with the United States Securities and Exchange Commission (the “SEC”) that will contain a prospectus with respect to the issuance of AAM’s shares of common stock. In this event, shareholders of Dowlais are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to all such documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or AAM’s website at https://www.aam.com/investors.

This press release contains certain unaudited financial information relating to Dowlais that has been prepared in accordance with UK-endorsed International Financial Reporting Standards (“IFRS”) and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. generally accepted accounting principles. U.S. generally accepted accounting principles differ in certain significant respects from IFRS.

Dowlais is incorporated under the laws of a non-U.S. jurisdiction, some or all of Dowlais’ officers and directors reside outside the U.S., and some or all of Dowlais’ assets are or may be located in jurisdictions outside the U.S. Therefore, U.S. shareholders of Dowlais (defined as shareholders of Dowlais who are U.S. persons as defined in the U.S. Internal Revenue Code) may have difficulty effecting service of process within the U.S. upon those persons or recovering against Dowlais or its officers or directors on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment. It may not be possible to sue Dowlais or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

The receipt of AAM’s shares of common stock issued in connection with the Combination and cash pursuant to the scheme of arrangement by U.S. shareholders of Dowlais as consideration for the transfer of shares pursuant to the scheme of arrangement may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Such consequences, if any, are not described herein. Each shareholder of Dowlais (including the U.S. shareholders of Dowlais) is urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Combination.

In accordance with normal United Kingdom practice, AAM or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of Dowlais outside of the U.S., other than pursuant to the Combination, until the date on which the Combination and/or the scheme of arrangement becomes effective, lapses or is otherwise withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any such purchases by AAM will not be made at prices higher than the price of the Combination provided in this press release unless the price of the Combination is increased accordingly. Any information about such purchases or arrangements to purchase shall be disclosed as required in the UK, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information

This press release may be deemed to be solicitation material in respect of the Combination, including the issuance of AAM’s shares of common stock in respect of the Combination. In connection with the foregoing proposed issuance of AAM’s shares of common stock, AAM expects to file a proxy statement on Schedule 14A (together with any amendments and supplements thereto, the “Proxy Statement”) with the SEC. To the extent the Combination is effected as a scheme of arrangement under English law (the “Scheme Document”), the issuance of AAM’s shares of common stock in connection with the Combination would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that AAM exercises its right to elect to implement the Combination by way of a takeover offer (as defined in the UK Companies Act 2006) or otherwise determines to conduct the Combination in a manner that is not exempt from the registration requirements of the Securities Act, AAM expects to file a registration statement with the SEC containing a prospectus with respect to the AAM’s shares that would be issued in the Combination. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY AAM WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AAM, THE COMBINATION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Proxy Statement, the Scheme Document, and other documents filed by AAM with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Proxy Statement, the Scheme Document, and other documents filed by AAM with the SEC at https://www.aam.com/investors.

Participants in the Solicitation

AAM and its directors, executive officers and certain other members of management and employees will be participants in the solicitation of proxies from AAM’s shareholders in respect of the Combination, including the proposed issuance of AAM’s shares of common stock in connection with the Combination. Information regarding AAM’s directors and executive officers is contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 16, 2024, the definitive proxy statement on Schedule 14A for AAM’s 2024 annual meeting of stockholders, which was filed with the SEC on March 21, 2024 and the Current Report on Form 8-K of AAM, which was filed with the SEC on May 2, 2024. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. To the extent holdings of AAM’s securities by its directors or executive officers change from the amounts set forth in the Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by AAM. These documents may be obtained free of charge from the SEC's website at www.sec.gov and AAM’s website at https://www.aam.com/investors.

Non-GAAP Financial Information

In connection with this press release and the related announcement AAM refers to certain financial measures, including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Free Cash Flow, Net Debt, Net Leverage Ration and Liquidity that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented to provide additional useful measurements to review AAM's operations, provide transparency to investors and enable period-to-period comparability of financial performance. These non-GAAP measures should not be considered a substitute for any GAAP measure. Additionally non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

Management of AAM believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of AAM's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

Definitions of Non-GAAP Financial Measures

AAM defines EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges and non-recurring items.

AAM defines free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment and government grants. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs, and cash payments related to the Malvern fire, including payments for capital expenditures, net of recoveries.

Quantified Financial Benefits Statement

This press release contains statements of estimated cost savings and synergies arising from the Combination (together, the “Quantified Financial Benefits Statements”).

Statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to in the Quantified Financial Benefits Statement may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement, or this press release generally, should be construed as a profit forecast or interpreted to mean that the combined company’s earnings in the first full year following the date on which the Combination becomes effective, or in any subsequent period, would necessarily match or be greater than or be less than those of AAM or Dowlais for the relevant preceding financial period or any other period. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this press release is the responsibility of AAM and the AAM Directors.

A copy of the Quantified Financial Benefits Statements, the bases of belief, principal assumptions and sources of information in respect of any quantified financial benefits statement are set out in appendix 6 of the announcement made by AAM and Dowlais on or about the date of this document.

Profit forecasts and estimates

The statements by AAM in this press release regarding its adjusted EBITDA and adjusted free cash flow constitute profit estimates for the purposes of Rule 28.5 of the Code (AAM FY24 Profit Estimate). The Panel has granted AAM a dispensation from the requirement to include reports from reporting accountants and AAM’s financial advisers in relation to the AAM FY24 Profit Estimate on the basis that: (i) the estimate is presented in a manner which is consistent with AAM’s ordinary course quarterly guidance; (ii) Dowlais has agreed to the dispensation; and (iii) the directors of AAM have provided the confirmations stated below. The assumptions and basis of preparation on which the AAM FY24 Profit Estimate is based and the AAM Directors’ confirmation, as required by Rule 28.1 of the Code, are set out in appendix 4 of the announcement made by AAM and Dowlais on or about the date of this document.

Other than the AAM FY24 Profit Estimate, nothing in this press release (including any statement of estimated cost savings or synergies) is intended, or is to be construed, as a profit forecast or profit estimate for any period or to be interpreted to mean that earnings or earnings per share for AAM or Dowlais for the current or future financial years, will necessarily match or exceed the historical published earnings or earnings per share for AAM or Dowlais, as appropriate.

Reports

As required by Rule 28.1(a) of the Takeover Code, Deloitte, as reporting accountants to AAM, and J.P. Morgan Securities LLC (together with its affiliate J.P. Morgan Cazenove) as sole financial advisor to AAM, have provided the reports required under that Rule. Copies of these reports are included in the announcement made by AAM and Dowlais on or about the date of this document.

Publication on website

A copy of this press release will be made available (subject to certain disclaimers) on AAM’s website (at https://www.aam.com/investors) by no later than 12 noon London time on the business day following the date of this presentation. Neither the contents of this website nor the content of any other website accessible from hyperlinks on such websites is incorporated into, or forms part of, this press release.

Contacts

For AAM	For Dowlais

Investor Contact:	Investor Contact:
David H. Lim	Pier Falcione
Head of Investor Relations	+44 (0) 7974 974690
+1 313 758 2006	investor.relations@dowlais.com
david.lim@aam.com
Media Contact:
Media Contact:	Nick Miles
Christopher M. Son	+44 (0) 7739 701634
Vice President, Marketing & Communications	miles@montfort.london
+1 313 758 4814
chris.son@aam.com	Neil Craven
+44 (0) 7876 475419
FGS Global (PR adviser to AAM):	craven@montfort.london
Jared Levy/Jim Barron
+1 212 687 8080

Charlie Chichester/Rory King
+44 20 7251 3801
AAM@fgsglobal.com

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

SUPPLEMENTAL DATA

(Unaudited)

The supplemental data presented below is a reconciliation of certain financial measures which is intended to facilitate analysis of American Axle & Manufacturing Holdings, Inc. business and operating performance.

Full Year 2024 Estimated Results

	Adjusted EBITDA
	Low End	High End

	(in millions)
Net income	$30	$35
Interest expense	185	185
Income tax expense	25	30
Depreciation and amortization	470	470
Full year 2024 estimated EBITDA	710	720
Restructuring, acquisition, and other related costs (principally impairment charge)	30	30
Full year 2024 estimated Adjusted EBITDA	$740	$750

	Adjusted Free Cash Flow
	Low End	High End

	(in millions)
Net cash provided by operating activities	$440	$450
Capital expenditures net of proceeds from the sale of property, plant and equipment and from government grants	(240)	(240)
Full year 2024 estimated Free Cash Flow	200	210
Cash payments for restructuring and acquisition-related costs	20	20
Full year 2024 estimated Adjusted Free Cash Flow	$220	$230